Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces First Quarter 2023 Financial Results

Momentum building as company nears commercialization

SALT LAKE CITY— May 10, 2023—Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the design, development, and manufacture of advanced robotic systems, solutions and software that redefine human possibilities, today announced financial results for the quarter ended March 31, 2023.

First Quarter and Recent Highlights

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Participated in successful demos of Guardian® XT™ and Guardian® XM at ConExpo-Con/AGG 2023, the largest construction equipment tradeshow in North America
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Signed a manufacturing services agreement with Jabil, a leading manufacturing services provider, to expand Sarcos’ production capacity as the company scales
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Participated in the Aviation & Robotics Summit, a three-day event bringing together aviation and robotics industry professionals with the goal of solving aviation business and operational challenges with robotics solutions
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Participated in the Offshore Technology Conference and Exhibition for the energy industry to demonstrate subsea capabilities with the Guardian® Sea Class
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Signed an agreement with VideoRay to sell integrated underwater robotic systems combining VideoRay remotely operated vehicles and Sarcos Guardian® Sea Class systems

“We continue to refine our focus and gain momentum as we push toward commercialization of our robotic systems and solutions,” said Kiva Allgood, President and CEO, Sarcos. “We had successful demonstrations of our Guardian systems to attendees at ConExpo in March, the Aviation & Robotics Summit in April and the Offshore Technology Conference in May. Our participation in these events reinforce our commitment to the opportunities we continue to pursue in the Aerospace, Construction, and Underwater industries, which we estimate represent a collective global TAM opportunity of approximately $185 billion in 2025. I have tremendous confidence that our key end markets are ready for our products and are excited about how robotics will revolutionize labor utilization and worker safety.

“We are guiding for full year 2023 revenue to increase by 64% at the midpoint of our guidance, and will continue to optimize operating expenses, all leading to our goal of exiting 2024 on pace to be cash flow positive in 2025.”

Financial results

First quarter 2023 total revenue was $2.3 million, compared to $0.7 million during the first quarter of 2022. The increase was due to Product Development Contract revenue increases.

Total operating expenses for the first quarter of 2023 were $25.5 million, compared to operating expenses of $26.4 million during the first quarter of 2022. The overall decrease was mainly due to reduced stock-based compensation. Research and development expenses increased to $9.4 million as compared to $5.9 million in the first quarter of 2022, due to increased labor and overhead expense as a result of increased headcount (due in part to the RE2 acquisition) and increased direct materials charges. Cost of revenue increased to $1.8 million in Q1 2023 as compared to $0.5 million in Q1 2022, mainly due to the costs associated with Product Development Contracts and the addition of RE2.

First quarter 2023 net loss was $21.5 million or $0.14 per share, compared to a net loss of $19.2 million or $0.14 per share in the first quarter of the prior year.

First quarter 2023 non-GAAP net loss was $19.4 million or $0.13 per diluted share. Reconciliation of net loss to non-GAAP net loss is included at the end of this release.

Sarcos ended the quarter with $94.7 million in unrestricted cash, cash equivalents, and marketable securities.

Financial guidance

Sarcos believes that its second quarter 2023 total revenue will be approximately $2.1 million, of which approximately $400,000 will be revenue from Product sales. For the full year 2023, the Company continues to expect total revenue to range between $23 and $25 million. Product Development Contract Revenue is expected to be approximately 80% of the mix and Product Revenue the remaining approximately 20%. Product sales are expected to begin to ramp up in the second half of 2023.

Turning to operating expenses, Sarcos believes its research and development expenses will decrease in 2023 as compared to 2022 due to decreased use of third-party research and development resources as the Company continues to develop and refine its existing products and further enhance its efforts on our future products and software. With the exception of stock-based compensation expense, Sarcos expects its general and administrative expenses in 2023 to increase slightly due to commercialization efforts and public company compliance requirements. Sales and marketing will increase in 2023 in line with the expected revenue growth in the future.

The Company estimates cash used in operating activities to average approximately $5 million per month during the second quarter of 2023. As of March 31, 2023, the Company has an unconditional purchase commitment of $4.0 million, which is related to operational expenses and all of which is expected to be settled during the year ended December 31, 2023. The Company expects this amount to be paid in two equal installments, one during each of the second and third quarters 2023.

For the full year of 2023, the Company is satisfied with its liquidity and currently has no plans to do an equity financing in 2023. The Company believes it has sufficient capital to fund its business for at least the next 12 months.

Conference call and webcast

A conference call and audio webcast with analysts and investors will be held today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss the results and answer questions.

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To access the conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details.
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Live and archived webcast will be available on Sarcos investor relations website at investor.sarcos.com.

About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) designs, develops, and manufactures a broad range of advanced mobile robotic systems, solutions, and software that redefine human possibilities and are designed to enable the safest most productive workforce in the world. Sarcos robotic systems operate in challenging, unstructured, industrial environments and include teleoperated robotic systems, a powered robotic exoskeleton, and software solutions that enable task autonomy. For more information, please visit www.sarcos.com and connect with us on LinkedIn at www.linkedin.com/company/sarcos.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Sarcos’ product development, commercialization and availability timing, products to be commercialized, revenue models, financial results and performance and cash use, intentions for future guidance, market sizes and opportunities and customer demand. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “aim,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,368	$35,159
Marketable securities	69,352	79,337
Accounts receivable	2,314	1,866
Unbilled receivables	2,321	4,160
Inventories, net	6,058	3,562
Prepaid expenses and other current assets	5,046	5,015
Total current assets	110,459	129,099
Property and equipment, net	7,634	7,640
Intangible assets, net	18,297	19,116
Operating lease assets	10,989	11,283
Other non-current assets	481	487
Total assets	$147,860	$167,625
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,652	$3,620
Accrued liabilities	5,856	6,025
Current operating lease liabilities	896	887
Total current liabilities	9,404	10,532
Operating lease liabilities	12,073	12,387
Other non-current liabilities	651	256
Total liabilities	22,128	23,175
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 990,000,000 shares authorized as of March 31, 2023, and December 31, 2022; 154,282,881 and 154,252,704 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	15	15
Additional paid-in capital	449,772	447,073
Accumulated other comprehensive gain (loss)	42	(17)
Accumulated deficit	(324,097)	(302,621)
Total stockholders’ equity	125,732	144,450
Total liabilities and stockholders’ equity	$147,860	$167,625

See Sarcos 10-Q filing dated May 10, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue, net	$2,296	$743
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	1,786	488
Research and development	9,403	5,881
General and administrative	9,735	17,792
Sales and marketing	3,741	2,211
Intangible amortization expense	819	—
Total operating expenses	25,484	26,372
Loss from operations	(23,188)	(25,629)
Interest income, net	1,099	11
(Loss) gain on warrant liability	(436)	6,414
Other income, net	1,049	2
Loss before income tax (expense) benefit	(21,476)	(19,202)
Income tax (expense) benefit	—	—
Net loss	$(21,476)	$(19,202)
Net loss per share
Basic and diluted	$(0.14)	$(0.14)
Weighted-average shares used in computing net loss per share
Basic and diluted	152,827,729	137,908,690

See Sarcos 10-Q filing dated May 10, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(21,476)	$(19,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,664	10,850
Depreciation of property and equipment	425	268
Amortization of intangible assets	819	—
Change in fair value of warrant liability	436	(6,414)
Amortization of investment discount	(694)	—
Changes in operating assets and liabilities
Accounts receivable	(448)	(12)
Unbilled receivable	1,840	62
Inventories	(2,496)	1
Prepaid expenses and other current assets	(32)	2,233
Other non-current assets	300	143
Accounts payable	(986)	403
Accrued liabilities	(160)	(603)
Other non-current liabilities	(314)	(181)
Net cash used in operating activities	(20,122)	(12,452)
Cash flows from investing activities:
Purchases of property and equipment	(400)	(514)
Purchases of marketable securities	(29,262)	—
Maturities of marketable securities	40,000	—
Net cash provided by (used in) investing activities	10,338	(514)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	65
Shares repurchased for payment of tax withholdings	(6)	(5,254)
Payment of obligations under capital leases	(1)	(1)
Net cash used in financing activities	(7)	(5,190)
Net decrease in cash, cash equivalents	(9,791)	(18,156)
Cash, cash equivalents at beginning of period	35,159	217,114
Cash, cash equivalents at end of period	$25,368	$198,958
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable at period-end	$58	$—

See Sarcos 10-Q filing dated May 10, 2023, for accompanying notes to the consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

REVENUE BY TYPE

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Product Development Contract Revenue	$2,296	$733
Product Revenue	—	10
Revenue, net	$2,296	$743

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net loss and non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net loss as our GAAP measured net loss excluding the impacts of stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, expenses related to a business combination, goodwill impairment and other non-recurring non-operating expenses. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to non-GAAP net loss is net loss. The most directly comparable GAAP measure to non-GAAP net loss per share is net loss per share. We believe excluding the impact of the previously listed items in calculating non-GAAP net loss and non-GAAP net loss per share can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net loss and non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss but not in non-GAAP net loss. Accordingly, we believe non-GAAP net loss and non-GAAP net loss per share provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net loss and non-GAAP net loss per share rather than net loss and net loss per share, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net loss and non-GAAP net loss per share when they report their operating results, limiting the usefulness of non-GAAP net loss and non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net loss and non-GAAP net loss per share as tools for comparison.

The following table reconciles non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended March 31,
	2023	2022
Net loss	$(21,476)	$(19,202)
Non-GAAP adjustments:
Stock-based compensation expense	2,664	10,850
Loss (gain) on warrant liability	436	(6,414)
Expenses related to business combinations (1)	—	1,473
Employee Retention Credit	(1,019)	—
Non-GAAP net loss	$(19,395)	$(13,293)
Net loss per share
Basic and diluted	$(0.14)	$(0.14)
Non-GAAP net loss per share
Basic and diluted	$(0.13)	$(0.10)
Weighted-average shares used in computing net loss per share
Basic and diluted	152,827,729	137,908,690
(1)
Expenses related to our business combination with RE2, Inc., which are included within general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss.

Investor Contact:

Moriah Shilton

310.622.8251
STRC@finprofiles.com

Press Contact

mediarelations@sarcos.com